SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2008

(January 18, 2008)

Date of report (Date of earliest event reported)

Viscorp, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072
 (Address of Principal Executive Offices)

+0086-028-86154737

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

Section 8 – Other Events

Item 8.01.  Other Events

We are filing this amendment to the Form 8-K we filed with the SEC on January 18, 2008 to conform the disclosure contained therein regarding the beneficial ownership of our common stock to the disclosure contained in the Registration Statement on Form S-1, which we filed on this same day.  We are also filing this amendment to disclose that the Share Exchange resulted in us changing our accountant.

Effective January 25, 2008, as a result of the Share Exchange, we dismissed our principal accountant and the client-auditor relationship between us and The Hall Group, CPAs ceased.  On that same day, we engaged Patrizio & Zhao, LLC as our principal independent accountant.  We do not have an audit committee, but our Board approved changing our auditors.  The Hall Group served as our independent public accountant from 2006 to the date of their dismissal.  The Hall’s Group audit reports for our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2006 and 2005 and in the subsequent interim periods through the date of dismissal, there were no disagreements with the Hall Group on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of the Hall Group would have caused the Hall Group to make reference to the matter in their report.

Patrizio & Zhao audited the financial balance sheet of Chengdu Tianyin Pharmaceutical Co., Ltd. as of June 30, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006; Chengdu Tianyin is our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People's Republic of China that, post the Share Exchange, operates our current business.  Their report was included in our Current Report on Form 8-K that was filed with the SEC on January 18, 2008 and in the Registration Statement on Form S-1 that we filed on January 14, 2008.  Other than the aforementioned audit and report, during our two most recent fiscal years and the subsequent interim periods prior to engaging Patrizio & Zhao, we have not previously consulted with Patrizio & Zhao regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that item) between us and the Hall Group, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years and any later interim period; we also have not received any written report or any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

In connection with Patrizio & Zhao’s audit, we requested that they review the disclosure contained above and provided them with an opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our views expressed above or the respects in which they do not agree with our statements above.  Patrizio & Zhao informed us that no such letter is necessary.

We provided the Hall Group with a copy of the disclosures in this Report and requested that the Hall Group furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not the Hall Group agrees with the statements in this Item 4.01. A copy of the letter dated February 14, 2008 furnished by the Hall Group in response to that request is filed as Exhibit 16.1 to this Current Report.

Pursuant to the Share Exchange, we changed our fiscal year to that of our subsidiary, which is June 30, 2007.  Patrizio & Zhao audited our financial statements for the year ended June 30, 2007 and issued a report regarding same.

BENEFICIAL OWNERSHIP OF VISCORP, INC.’s COMMON STOCK

As of February 14, 2008, 2008, we had a total of 14,587,500 shares of common stock.

The following table sets forth, as of February 14, 2008: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Share Exchange; and (b) the names and addresses of each director, executive officer  and significant employee before and after the Share Exchange, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Share Exchange. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from February 14, 2008.

Pursuant to the terms of the Share Exchange Agreement, Charles Driscoll resigned as our Chief Executive Officer, Chief Financial Officer and President, effective immediately; Mr. Driscoll also tendered his resignation as our sole director, to be effective on the tenth day after mailing of a Schedule 14f-1 pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended to our stockholders.  Our Board of Directors appointed Guoqing Jiang to serve as the Chairman of our board and our Chief Executive Officer effective as of the close of the Share Exchange, and nominated Mr. Stewart Shiang Lor to serve as one of our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f.

Unless otherwise noted, the principal address of each of the directors, officers and director nominee listed below is 11th Floor, South Tower, Jinjiang Times Garden, 107 Jin Li Road West, Chengdu, Sichuan Province, the People’s Republic of China, 0086-028-86154737.

	Amount
	and Nature
	of	Percentage of	Amount and
	Beneficial	Outstanding	Nature of
	Ownership	Shares	Beneficial	Percentage of
	Before the	Before the	Ownership After	Outstanding
	Share	Share	the Share	Shares After the
Name	Exchange	Exchange	Exchange	Share Exchange
Charles Driscoll(1)	4,000,000	84.81%	80,000	*

Progressive Investors, LLC(2)(3)	435,000	9.22%	435,000	2.98%

Time Poly Management Ltd.(4)	-	-	9,976,824(4)	68.39%

Dr. Guoqing Jiang	-	-	9,976,824(4)(5)	68.39%
Cmark Holdings Co., Ltd.(6)	-	-	2,165,503	14.85%

Stewart Shiang Lor(7)	-	-	12,142,327(7)	83.24%

Mr. Xintao You	-	-	769,059(8)	5.27%

Mr. Yong Zhan	-	-	751,368(9)	5.15%

Ms. Li Zhao	-	-	544,455(10)	3.73%

Mr. Daqiao Zhang	-	-	225,605(11)	1.55%

Mr. Hongcai Li	-	-	30,080(12)	0.21%

All Directors, Executive Officers and Director Nominees before the Share Exchange, As a Group	4,000,000	84.81%	80,000	*

All Directors, Executive Officers and Director Nominees after the Share Exchange and after the Effective Date of this Schedule, As a Group	-	-	12,180,756	83.50%

* Less than one percent

(1)

Charles Driscoll’s address is 627 Nevin Ave, Sewickley, PA 15143.

(2)

Mark Smith is the beneficial owner of Progressive Investors, LLC

(3)

Progressive is located at 1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087.

(4)

Represents 9,976,824 shares of our Common Stock that were issued to Time Poly Management Ltd., a British Virgin Islands company (“Time Poly”), in the Share Exchange. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as January 16, 2008, certain of Chengdu Tianyin’s executive officers, including Dr. Jiang, have an immediately exercisable option to purchase from Stewart Shaing Lor 100% of the equity of Time Poly, after which such executive officers shall have the voting, dispositive and investment power over Time Poly. Stewart Shiang Lor is a director nominee who shall become a member of our board following the notice period of the Schedule 14f-1 we mailed to our shareholders on February 5, 2008.  See “Certain Relationships and Related Transactions” below.

(5)

Pursuant to the Share Transfer Agreement, dated as of January 16, 2008, Dr. Jiang has an immediately exercisable option to purchase from Stewart Shaing Lor (the current owner of 100% of the share capital of Time Poly) up to 38,430 shares of Time Poly equity, which, upon exercise, would entitle Dr. Jiang to own 76.86% of the equity of Time Poly.  Accordingly, upon exercise of such option, Dr. Jiang will indirectly (through his 76.86% ownership of Time Poly) own 7,668,188 shares of our Common Stock, and have the voting, dispositive and investment power (through his control of Time Poly) of all of the 9,976,824 shares of our Common Stock that were issued to Time Poly in the Share Exchange. See “Certain Relationships and Related Transactions” below.

(6)

The person having voting, dispositive or investment powers over Cmark is Stewart Shiang Lor, Authorized Agent.

(7)

Mr. Lor is the sole shareholder of Time Poly, which owns 9,976,824 shares of our voting stock and therefore, Mr. Lor beneficially owns 9,976,824 shares of our voting stock.  Mr. Lor is also the sole shareholder of Cmark, which owns 2,165,503 shares of our voting stock and therefore Mr. Lor beneficially owns 2,165,503 shares of our voting stock.  408,061 of the shares of our Common Stock held by Cmark and 1,880,021 of the shares of our Common Stock held by Time Poly (an aggregate of 2,288,082 of our shares) are subject to an escrow agreement pursuant to which such shares are to be released back to such members and to the Investors of the Financings, based upon certain performance targets of Chengdu Tianyin as set forth in the Share Escrow Agreement dated January 25, 2008, by and among us, Time Poly, Happyvale Limited, Fartop Management Limited and Cmark, the Investors in the Financing and the escrow agent.   See “Certain Relationships and Related Transactions” below.

(8)

This number includes the following: 765,222 shares (7.67%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. You has an option to purchase from Stewart Shaing Lor up to 3,837 shares of Time Poly equity, which will cause him to own 7.67% of Time Poly. See “Certain Relationships and Related Transactions” below.

(9)

This number includes the following: 747,264 shares (7.49%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Zhan has an option to purchase from Stewart Shaing Lor up to 3,743 shares of Time Poly equity, which will cause him to own 7.49% of Time Poly. See “Certain Relationships and Related Transactions” below.

(10)

  This number includes the following: 541,741 shares (5.43%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Ms. Zhao has an option to purchase from Stewart Shaing Lor up to 2,714 shares of Time Poly equity, which will cause him to own 5.43% of Time Poly.  See “Certain Relationships and Related Transactions” below.

(11)

  This number includes the following: 224,479 shares (2.25%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Zhang has an option to purchase from Stewart Shaing Lor up to 1,126 shares of Time Poly equity, which will cause him to own 2.25% of Time Poly.  See “Certain Relationships and Related Transactions” below.

(12)

  This number includes the following: 29,930 shares (0.30%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Li has an option to purchase from Stewart Shaing Lor up to 150 shares of Time Poly equity, which will cause him to own 0.30% of Time Poly. See “Certain Relationships and Related Transactions” below.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit No.	Description

16.1	Letter from The Hall Group, CPAs, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISCORP, INC.

By:  /s/  Guoqing Jiang

      Name:  Guoqing Jiang

      Title:   Chairman and Chief Executive Officer

Date: February 14, 2008